Exhibit 99.1

           MoneyGram International Announces Fourth Quarter
                      and Full Year 2006 Results

                  Provides Earnings Guidance for 2007

    MINNEAPOLIS--(BUSINESS WIRE)--Jan. 24, 2007--MoneyGram
International, Inc. (NYSE:MGI):



($ in millions)
 except per share
 data                  Q4      Q4      %    Full Year Full Year   %
                      2006    2005   Change   2006      2005    Change
Revenue              $306.5  $256.9   19.3% $1,159.6    $971.2   19.4%
Commissions Expense   152.1   125.5   21.2%    563.7     470.5   19.8%
Net Revenue           154.5   131.5   17.5%    595.9     500.8   19.0%
Expenses              117.2    95.9   22.1%    419.1     354.4   18.3%
Income from
 Continuing
 Operations           $26.4   $29.6  -10.8%   $124.1    $112.2   10.6%
Income from
 Discontinued
 Operations, net of
 tax                   $0.0    $0.0     NM      $0.0      $0.7     NM
Net Income            $26.4   $29.6  -10.8%   $124.1    $112.9    9.8%
Earnings per diluted
 share
   Income from
    Continuing
    Operations        $0.31   $0.34   -8.8%    $1.45     $1.30   11.5%
   Income from
    Discontinued
    Operations        $0.00   $0.00     NM     $0.00     $0.01     NM
   Net Income         $0.31   $0.34   -8.8%    $1.45     $1.31   10.7%

Operating Margin       12.2%   13.8%            15.2%     15.1%
NM = Not Meaningful


    MoneyGram International, Inc. (NYSE:MGI), today announced full year 2006, income from continuing operations of $124.1 million, or earnings per diluted share from continuing operations of $1.45, compared to $112.2 million, or $1.30 for the full year 2005. As noted below, the full year 2006 benefited from $0.09 per diluted share of significant items versus $0.16 per diluted share for the full year 2005. Fourth quarter 2006 income from continuing operations was $26.4 million, or $0.31 per diluted share, compared to $29.6 million, or $0.34 per diluted share in the fourth quarter of 2005. As noted below, the fourth quarter of 2005 benefited from $0.03 per diluted share of significant items.

    Fourth quarter 2006 results reflect:

    -- Global Funds Transfer segment revenue growth of 27 percent compared to the fourth quarter of 2005. The growth was driven by money transfer transaction volume growth of 36 percent and money transfer revenue growth of 34 percent.

    -- Net investment margin of 2.14 percent, as shown in Table One, including $1.6 million pretax income, or $0.01 after tax per diluted share from cash flows from previously impaired investments and income from limited partnership interests.

    -- Fee and other revenue of $210 million, up 29 percent from the fourth quarter of 2005, driven primarily by growth in money transfer transaction volume.

    -- Advertising and marketing expense increase of over 50 percent, as the company devoted resources to global branding and the building of the retail strategy in Europe.

    -- A charge of $1.0 million pretax or $0.01 per diluted share after tax for capitalized technology and software licenses primarily due to the discontinuance of a development project.

    "Last year was the best year in the Company's history and I'd like to thank the entire MoneyGram team for their outstanding effort," said Philip Milne, president, chief executive officer and chairman of the board. "Our money transfer business experienced exceptional growth as we continued to invest in marketing and our retail strategy. As we enter 2007, we expect to build on 2006's momentum and leverage the marketing and other investments we have made in the business."

    Significant items affecting income from continuing operations
(after tax) for the fourth quarter 2006 and 2005 include:



                         Fourth Quarter 2006     Fourth Quarter 2005
                       -----------------------------------------------
                        After tax               After tax
                        impact on               impact on
$ in millions except   income from  Earnings   income from  Earnings
 for earnings per      continuing  per diluted continuing  per diluted
 share                 operations     share    operations     share
----------------------------------------------------------------------
  Cash flows from
   previously impaired
   investments and
   income from limited
   partnership
   interests                 $1.0       $0.01        $1.8       $0.02
  Charge for
   capitalized
   technology and
   software licenses
   due to the
   discontinuance of a
   development project       (0.6)      (0.01)          -           -
  Provision for
   uncollectible agent
   receivables related
   to a specific agent          -           -        (3.0)      (0.03)
  Changes in tax
   estimates and
   reserve reversals            -           -         3.5        0.04
                       ----------- ----------- ----------- -----------
       Total                 $0.4       $0.00        $2.3       $0.03
----------------------------------------------------------------------


    Significant items affecting income from continuing operations
(after tax) for full year 2006 and full year 2005 include:



                           Full Year 2006          Full Year 2005
                       -----------------------------------------------
                        After tax               After tax
                        impact on               impact on
 $ in millions except  income from  Earnings   income from  Earnings
  for earnings per     continuing  per diluted continuing  per diluted
  share                operations     share    operations     share
----------------------------------------------------------------------
   Cash flows from
    previously
    impaired
    investments and
    income from
    limited
    partnership
    interests                $8.7       $0.10       $11.8       $0.14
   Payment Systems
    contract
    termination fee
    received                    -           -         1.4        0.02
   Charge for
    capitalized
    technology and
    software licenses
    due to the
    discontinuance of
    a development
    project                  (0.6)      (0.01)          -           -
   Legal settlement             -           -        (1.4)      (0.02)
   Provision for
    uncollectible
    agent receivables
    related to a
    specific agent              -           -        (3.0)      (0.03)
   Write-off of
    unamortized
    deferred financing
    costs                       -           -        (0.6)      (0.01)
   Changes in tax
    estimates and
    reserve reversals           -           -         5.6        0.06
                       ----------- ----------- ----------- -----------
        Total                $8.1       $0.09       $13.8       $0.16
----------------------------------------------------------------------


    Segment Highlights

    MoneyGram operates in two reportable business segments, Global Funds Transfer and Payment Systems.

    Global Funds Transfer

    ($ in millions)



                           Q4      Q4      %      FY      FY      %
                          2006    2005   Change  2006    2005   Change
                         ---------------------------------------------
Revenue                  $223.3  $175.2   27.4% $821.7  $649.6   26.5%
Commissions Expense        93.1    68.6   35.8%  333.5   249.8   33.5%
Net Revenue               130.2   106.7   22.1%  488.2   399.8   22.1%
Operating Income          $33.3   $30.3    9.8% $152.6  $121.7   25.4%
Operating Margin           14.9%   17.3%          18.6%   18.7%


    For the Global Funds Transfer segment, which consists of money transfer (including urgent bill payment) and retail money orders, revenue increased 27 percent to $223.3 million and operating income increased 9.8 percent to $33.3 million in the fourth quarter of 2006 compared to the fourth quarter 2005. Revenue and operating income improved primarily as a result of growth in money transfer transaction volume and investment revenue from higher yields on the money order portfolio. Operating margin declined to 14.9 percent this quarter from
17.3 percent in the fourth quarter of 2005 due to increased money transfer commissions, marketing expenses to support the MoneyGram brand and the building of the retail strategy in Europe.

    Money transfer transaction volume grew 36 percent and money transfer revenue (see Table Four) grew 34 percent to $186.7 million compared to the fourth quarter of 2005. The money transfer agent network grew 24 percent to 110,000 agent locations from the fourth quarter of 2005. Money order transaction volume was down 5 percent, following a trend of declining use of paper-based payment instruments.

    For the full year 2006, the Global Funds Transfer segment revenue was $821.7 million and operating income was $152.6 million, up over 25 percent from 2005. Both revenue and operating income improved primarily as a result of growth in money transfer transaction volume. Operating margin for the full year 2006 was 18.6 percent compared to
18.7 percent last year.

    Payment Systems

    ($ in millions)



                             Q4     Q4     %      FY      FY      %
                            2006   2005  Change  2006    2005   Change
----------------------------------------------------------------------
Revenue                    $83.1  $81.7    1.7% $337.1  $321.6    4.8%
Commissions Expense         59.0   56.9    3.6%  230.1   220.7    4.3%
Net Revenue                 24.1   24.8   -2.9%  107.0   100.9    6.0%
Operating Income            $7.6  $10.0  -24.7%  $41.6   $42.4   -1.9%
Operating Margin             9.1%  12.3%          12.3%   13.2%


    The Payment Systems segment includes PrimeLink/Official Check outsourcing services, financial institution money orders and controlled disbursement processing services. Payment Systems revenue increased 2 percent to $83.1 million in the fourth quarter of 2006 from $81.7 million in the fourth quarter of 2005 due to growth in investment revenue from higher yields partially offset by lower balances. Operating income for the segment was $7.6 million in the fourth quarter of 2006, compared to $10.0 million in the fourth quarter of 2005. Operating income in the fourth quarter of 2006 included $1.3 million of income from cash flows from previously impaired securities and limited partnership interests and a $1.0 million charge for capitalized technology and software licenses due to the discontinuance of a development project. Operating income in the fourth quarter of 2005 included $2.3 million of income from cash flows from previously impaired securities and limited partnership interests. Operating margin for the fourth quarter 2006 was 9.1 percent compared to 12.3 percent in the fourth quarter of 2005. The benefit to the operating margin from these items was 0.2 percentage points for the fourth quarter of 2006 versus a benefit of 2.6 percentage points for the fourth quarter of 2005.

    For the full year 2006, Payment Systems segment revenue was $337.1 million, up 5 percent from $321.6 million in 2005 due to higher yields partially offset by lower balances. Operating income was $41.6 million compared to $42.4 million in 2005 a decrease of 2%. Operating income for the full year 2006 included $10.9 million of income from cash flows from previously impaired securities and limited partnership interests and a $1.0 million charge for capitalized technology and software licenses due to the discontinuance of a development project. Operating income in 2005 included $15.1 million of income from cash flows from previously impaired securities and limited partnership interests and a $2.2 million customer termination fee. Operating margin for the full year 2006 was 12.3 percent compared to 13.2 percent in 2005. The benefit to the operating margin from these items was 2.6 percentage points for the full year of 2006 versus a benefit of 4.9 percentage points for the full year of 2005.

    Share Repurchase

    During the fourth quarter of 2006, MoneyGram International bought back 661,000 shares at an average price of $32.70 per share. For the fiscal year 2006, the Company bought back nearly 2.2 million shares at an average price of $30.91 per share. MoneyGram International has 1.8 million shares remaining under its current share buyback authorization.

    2007 Outlook

    The company is offering the following guidance for full year 2007:

    -- Net revenue (total revenue less total commissions) is expected to be in the range of $665 million to $690 million.

    -- Net investment margin is expected to be in the range of 175 to 190 basis points. Average portfolio balances are expected to be in the range of $6.0 billion to $6.3 billion for the year.

    -- Income from continuing operations before taxes is expected to be in the range of $180 million to $192 million.

    -- Earnings per diluted share is expected to be in the range of $1.47 to $1.55.

    This guidance is dependent on a variety of factors, including those listed below under Cautionary Information Regarding
Forward-Looking Statements. From time to time, events may occur which can result in unanticipated income or losses. The outlook does not reflect such events.

    Description of Tables

    Table One - Net Investment Revenue Analysis

    Table Two - Consolidated Statements of Income

    Table Three - Segment Information

    Table Four - Money Transfer Revenue

    Table Five - Unrestricted Assets

    Conference Call and Webcast

    MoneyGram International will have a conference call today at 5:00 p.m. ET, 4:00 p.m. CT to discuss fourth quarter and full year results. Phil Milne, president, chief executive officer and chairman of the board, and Dave Parrin, executive vice president and chief financial officer, will speak on the call. The conference call can be accessed by calling 866-831-6234 in the U.S. The participant passcode is 47022790. The conference call will also be webcast through the company's website at www.moneygram.com. A replay of the conference call and webcast will be available one hour after the call concludes through 5:00 p.m. EST on February 8, 2007. The replay of the call is available at 888-286-8010 for U.S. callers or 617-801-6888 for international callers, passcode 49661779. The Internet audio cast replay will be available at www.moneygram.com.

    About MoneyGram International, Inc.

    MoneyGram International, Inc. is a leading global payment services company, with approximately 110,000 money transfer agents in 170 countries and territories. The company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. For more information, visit the company's website at www.moneygram.com.

    Cautionary Information Regarding Forward-Looking Statements

    The statements contained in this press release regarding the business of MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) loss of key retail agents or inability to maintain our network in our Global Funds Transfer segment; (b) loss of large financial institution customers in our Payment Systems segment; (c) ability to successfully develop and timely introduce new and enhanced products and services; (d) ability to protect the intellectual property rights related to our existing and any new or enhanced products and services; (e) litigation or investigations of us or our agents that could result in material settlements, fines or penalties; (f) failure to continue to compete effectively; (g) ability to manage risks relating to U.S. federal and state regulatory requirements that could result in material settlements, fines or penalties, or changes in our business operations; (h) ability for us or our agents to maintain adequate banking relationships; (i) imposition of additional regulatory requirements in any of the foreign countries in which we operate; (j) ability to manage risks related to opening of new retail locations and acquisition of businesses; (k) ability to maintain effective internal controls; (l) ability to manage credit and fraud risks from our retail agents; (m) ability to manage credit risk related to our investment portfolio and our use of derivatives; (n) fluctuations in interest rates; (o) material changes in the market value of securities we hold;
(p) material slow down or complete disruption in international migration patterns; (q) unexpected liquidity needs; (r) ability to maintain efficient, secure and uninterrupted operation of our computer network systems and data centers; (s) ability to process and settle transactions accurately and efficiently; (t) ability to manage risks associated with our international sales and operations; (u) possible delay or prevention of an acquisition of our company which could inhibit a stockholder's ability to receive a premium on their investment from a possible sale of our company due to provisions contained in our charter documents, our rights plan and Delaware law; and (v) other factors more fully discussed in MoneyGram's filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results. These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.



                              TABLE ONE
            MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
                   NET INVESTMENT REVENUE ANALYSIS
                             (Unaudited)


                                     Three months ended
                                         December 31        2006 vs
                                      2006        2005        2005
                                   ----------------------------------
                                         (Dollars in thousands)
Components of net investment
 revenue:
   Investment revenue                 $97,607     $95,801     $1,806
   Investment commissions expense
    (1)                               (63,896)    (61,607)    (2,289)
                                   ----------------------------------
Net investment revenue                $33,711     $34,194      $(483)
                                   ==================================

Average balances:
   Cash equivalents and
    investments                    $6,260,966  $6,656,771  ($395,805)
   Payment service obligations (2)  4,745,518   5,180,754   (435,236)

Average yields earned and rates
 paid (3):
   Investment yield                      6.19%       5.71%      0.48%
   Investment commission rate            5.34%       4.72%      0.62%
Net investment margin                    2.14%       2.04%      0.10%


                                         Total Year
                                         December 31         2006 vs
                                      2006        2005        2005
                                   -----------------------------------
                                         (Dollars in thousands)
Components of net investment
 revenue:
   Investment revenue                $395,489    $367,989     $27,500
   Investment commissions expense
    (1)                              (249,241)   (239,263)     (9,978)
                                   -----------------------------------
Net investment revenue               $146,248    $128,726     $17,522
                                   ===================================

Average balances:
   Cash equivalents and
    investments                    $6,333,115  $6,726,790   ($393,675)
   Payment service obligations (2)  4,796,538   5,268,512    (471,974)

Average yields earned and rates
 paid (3):
   Investment yield                      6.24%       5.47%       0.77%
   Investment commission rate            5.20%       4.54%       0.66%
Net investment margin                    2.31%       1.91%       0.40%


(1) Investment commissions expense reported includes payments made to financial institution customers based on short-term interest rate indices on outstanding balances of official checks sold by that financial institution, as well as costs associated with swaps and the sale of receivables program.

(2) Commissions are paid to financial institution customers based upon average outstanding balances generated by the sale of official checks only. The average balance in the table reflects only the payment service obligations for which commissions are paid and does not include the average balance of the sold receivables ($372.8 million and $367.8 million for the fourth quarter of 2006 and 2005, respectively, and $382.6 million and $389.8 million for the year ended December 31, 2006 and 2005, respectively) as these are not recorded in the Consolidated Balance Sheets.

(3) Average yields/rates are calculated by dividing the applicable amount shown in the "Components of net investment revenue" section by the applicable amount shown in the "Average balances" section divided by the number of days in the period presented and multiplied by the number of days in the year. The "Net investment margin" is calculated by dividing "Net investment revenue" by the "Cash Equivalents and Investments" average balance divided by the number of days in the period presented and multiplied by the number of days in the year.




                              TABLE TWO
            MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                             (Unaudited)


                           Three months ended
                               December 31            Total Year
                             2006        2005       2006       2005
                         ------------ ---------- ---------- ----------
                         (Dollars in thousands, except per share data)

REVENUE:
  Fee and other revenue     $210,019   $162,784   $766,881   $606,956
  Investment revenue          97,607     95,801    395,489    367,989
  Net securities losses       (1,083)    (1,649)    (2,811)    (3,709)
                         ------------ ---------- ---------- ----------
       Total revenue         306,543    256,936  1,159,559    971,236

  Fee commissions
   expense                    88,171     63,865    314,418    231,209
  Investment commissions
   expense                    63,896     61,607    249,241    239,263
                         ------------ ---------- ---------- ----------
       Total commissions
        expense              152,067    125,472    563,659    470,472

                         ------------ ---------- ---------- ----------
       Net revenue           154,476    131,464    595,900    500,764

EXPENSES:
  Compensation and
   benefits                   43,791     34,970    172,264    132,715
  Transaction and
   operations support         51,506     43,306    164,122    150,038
  Depreciation and
   amortization               10,782      9,278     38,978     32,465
  Occupancy, equipment
   and supplies                9,087      6,457     35,835     31,562
  Interest expense             2,003      1,914      7,928      7,608
                         ------------ ---------- ---------- ----------
     Total expenses          117,169     95,925    419,127    354,388

                         ------------ ---------- ---------- ----------
Income from continuing
 operations before
 income taxes                 37,307     35,539    176,773    146,376

Income tax expense            10,932      5,984     52,719     34,170

                         ------------ ---------- ---------- ----------
Income from continuing
 operations                   26,375     29,555    124,054    112,206
Income and gain from
 discontinued
 operations, net of tax            -          -          -        740
                         ------------ ---------- ---------- ----------
Net income                   $26,375    $29,555   $124,054   $112,946
                         ============ ========== ========== ==========


Basic earnings per share
Income from continuing
 operations                    $0.31      $0.35      $1.47      $1.32
Income from discontinued
 operations, net of tax         0.00       0.00       0.00       0.01
                         ------------ ---------- ---------- ----------
Earnings per common
 share                         $0.31       0.35      $1.47      $1.33
                         ============ ========== ========== ==========
Average outstanding
 common shares                83,780     84,461     84,294     84,675
                         ============ ========== ========== ==========

Diluted earnings per
 share
Income from continuing
 operations                    $0.31      $0.34      $1.45      $1.30
Income from discontinued
 operations, net of tax         0.00       0.00       0.00       0.01
                         ------------ ---------- ---------- ----------
Earnings per common
 share                         $0.31       0.34      $1.45       1.31
                         ============ ========== ========== ==========
Average outstanding and
 potentially dilutive
 common shares                85,145     86,046     85,818     85,970
                         ============ ========== ========== ==========




                             TABLE THREE
            MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
                         SEGMENT INFORMATION
                             (Unaudited)


                                           2006
                     -------------------------------------------------
                       First    Second     Third    Fourth     Full
                      Quarter   Quarter   Quarter   Quarter    Year
                     -------------------------------------------------
                                  (Dollars in thousands)
Revenue:
  Global Funds
   Transfer          $182,987  $202,038  $213,451  $223,289  $821,765
  Payment Systems      80,685    90,875    82,468    83,069   337,097

Operating income:
  Global Funds
   Transfer            39,907    40,801    38,566    33,305   152,579
  Payment Systems      10,323    16,207     7,539     7,550    41,619

Operating Margin:
  Global Funds
   Transfer              21.8%     20.2%     18.1%     14.9%     18.6%
  Payment Systems        12.8%     17.8%      9.1%      9.1%     12.3%


                                           2005
                     -------------------------------------------------
                       First    Second     Third    Fourth     Full
                      Quarter   Quarter   Quarter   Quarter    Year
                     -------------------------------------------------
                                  (Dollars in thousands)
Revenue:
  Global Funds
   Transfer          $147,146  $159,742  $167,497  $175,232  $649,617
  Payment Systems      80,769    80,258    78,888    81,704   321,619

Operating income:
  Global Funds
   Transfer            26,429    29,682    35,230    30,336   121,677
  Payment Systems      13,240    11,428     7,717    10,021    42,406

Operating Margin:
  Global Funds
   Transfer              18.0%     18.6%     21.0%     17.3%     18.7%
  Payment Systems        16.4%     14.2%      9.8%     12.3%     13.2%




                              TABLE FOUR
            MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
                        MONEY TRANSFER REVENUE
                             (Unaudited)


             Money Transfer Revenue (including Urgent Bill Payment)
          ------------------------------------------------------------
                                 Quarter Ended
           March 31     June 30   September 30 December 31 Total Year
          ------------------------------------------------------------
                             (Dollars in thousands)

    2003     $69,836     $75,840      $80,895     $83,338    $309,909
    2004      86,198      95,174      102,764     111,234     395,370
    2005     111,296     124,545      132,802     139,083     507,726
    2006     144,987     161,917      176,220     186,728     669,852




                              TABLE FIVE
            MONEYGRAM INTERNATIONAL, INC. AND SUBSIDIARIES
                         UNRESTRICTED ASSETS
                             (Unaudited)


                                             December 31  December 31
                                                 2006         2005
                                             ------------ ------------
                                              (Dollars in thousands)

Payment service assets                        $8,568,713   $8,425,346
Amounts restricted to cover payment service
 obligations                                  (8,209,789)  (8,059,309)
                                             ------------ ------------
Unrestricted assets (1)                         $358,924     $366,037
                                             ============ ============


(1) We have unrestricted cash and cash equivalents, receivables and investments to the extent those assets exceed all payment service obligations. These amounts are generally available; however, management considers these amounts as providing additional assurance that regulatory requirements are maintained during the normal fluctuations in the value of investments.

    CONTACT: MoneyGram International, Inc.
             Investor Relations:
             Tim Gallaher, 952-591-3840
             ir@moneygram.com